Exhibit 99.1

Home Bancorp Announces Third Quarter 2018 Results And Increases Quarterly Dividend By 5%

LAFAYETTE, La., Oct. 23, 2018 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported record net income of $8.3 million for the third quarter of 2018, an increase of $486,000, or 6%, compared to the second quarter of 2018 and an increase of $4.2 million, or 102%, compared to the third quarter of 2017. The second quarter of 2018 includes merger expenses, net of taxes, totaling $894,000 related to the acquisition of St. Martin Bancshares, Inc. ("SMB"), which was consummated on December 6, 2017.

Diluted earnings per share were a record $0.89 for the third quarter of 2018, an increase of $0.05, or 6%, compared to the second quarter of 2018, and an increase of $0.33, or 59%, compared to the third quarter of 2017.

"2018 has been a remarkable year for Home Bank thus far as we marked our third consecutive record net income quarter," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "We posted loan growth of 2% on an annualized basis during the quarter and are seeing continuous success attracting new customers to Home Bank."

The Company also announced that its Board of Directors increased the quarterly cash dividend on shares of its common stock to $0.20 per share payable on November 16, 2018, to shareholders of record as of November 5, 2018.

Loans and Credit Quality

Loans totaled $1.6 billion at September 30, 2018, an increase of $7.3 million from June 30, 2018. Commercial real estate loan growth during the third quarter of 2018 was spread across most of our market areas.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	September 30,	June 30,	Increase/(Decrease)
(dollars in thousands)	2018	2018	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$456,797	$458,430	$(1,633)	-%
Home equity loans and lines	86,405	90,230	(3,825)	(4)
Commercial real estate	629,297	604,739	24,558	4
Construction and land	174,573	180,635	(6,062)	(3)
Multi-family residential	56,153	47,921	8,232	17
Total real estate loans	1,403,225	1,381,955	21,270	2
Other loans:
Commercial and industrial	173,938	185,016	(11,078)	(6)
Consumer	55,856	58,708	(2,852)	(5)
Total other loans	229,794	243,724	(13,930)	(6)
Total loans	$1,633,019	$1,625,679	$7,340	-%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $21.4 million at September 30, 2018, a decrease of $1.3 million, or 6%, compared to June 30, 2018. The ratio of NPAs to total assets was 1.00% at September 30, 2018, compared to 1.05% at June 30, 2018.

The Company recorded net loan charge-offs of $15,000 during the third quarter of 2018, compared to net loan recoveries of $123,000 for the second quarter of 2018. The Company's provision for loan losses for the third quarter of 2018 was $786,000, compared to $581,000 for the second quarter of 2018.

The ratio of the allowance for loan losses to total loans was 0.96% at September 30, 2018, compared to 0.92% at June 30, 2018. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.38% at September 30, 2018, compared to 1.40% at June 30, 2018.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $46.9 million, or 3% of total outstanding loans, at September 30, 2018, compared to $49.6 million at June 30, 2018. Unfunded loan commitments to customers in the energy sector totaled $10.2 million at September 30, 2018, compared to $7.1 million at June 30, 2018. At September 30, 2018, loans constituting 97% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. The Company holds no shared national credits.

The allowance for loan losses attributable to originated direct energy-related loans totaled 2.50% of the outstanding balance of originated energy-related loans at September 30, 2018, compared to 2.69% at June 30, 2018.

Deposits

Total deposits were $1.8 billion at September 30, 2018, a decrease of $17.2 million, or 1%, from June 30, 2018. Deposits have decreased $94.9 million, or 5%, thus far in 2018. To reverse the trend in deposit outflows, management has begun to raise interest rates on deposit accounts and is currently offering several special rates to attract new deposits.

The following table sets forth the composition of the Company's deposits as of the dates indicated.

	September 30,	June 30,	Increase/(Decrease)
(dollars in thousands)	2018	2018	Amount	Percent
Demand deposits	$447,422	$455,676	$(8,254)	(2)%
Savings	207,379	210,715	(3,336)	(2)
Money market	293,313	291,262	2,051	1
NOW	474,250	478,843	(4,593)	(1)
Certificates of deposit	348,948	352,049	(3,101)	(1)
Total deposits	$1,771,312	$1,788,545	$(17,233)	(1)%

Net Interest Income

Net interest income for the third quarter of 2018 totaled $23.5 million, an increase of $173,000, or 1%, compared to the second quarter of 2018. The increase resulted from a $534,000 increase in interest income, which was primarily driven by higher income on loans. Loan income increased $551,000 primarily due to the collection of nonaccrual interest on loan payoffs during the quarter. Funding costs increased $361,000 during the quarter. The Company's net interest margin was 4.74% for the third quarter of 2018, five basis points higher than the second quarter of 2018, primarily due to the reasons noted above.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 21%.

	For the Three Months Ended
	September 30, 2018			June 30, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable
Originated loans	$961,917	$14,365	5.87%	$938,453	$13,061	5.53%
Acquired loans	669,922	9,753	5.74	695,857	10,466	5.98
Total loans receivable	1,631,839	24,118	5.82	1,634,310	23,527	5.72
Investment securities (TE)	278,353	1,694	2.50	281,998	1,710	2.49
Other interest-earning assets	47,759	297	2.47	65,402	338	2.07
Total interest-earning assets	$1,957,951	$26,109	5.27%	$1,981,710	$25,575	5.14%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$979,919	$1,379	0.56%	$992,449	$1,029	0.42%
Certificates of deposit	350,308	933	1.06	354,597	897	1.02
Total interest-bearing deposits	1,330,227	2,312	0.69	1,347,046	1,926	0.57
FHLB advances	64,209	287	1.79	70,276	312	1.78
Total interest-bearing liabilities	$1,394,436	$2,599	0.74%	$1,417,322	$2,238	0.63%

Net interest spread (TE)			4.53%			4.51%
Net interest margin (TE)			4.74%			4.69%

Noninterest Income

Noninterest income for the third quarter of 2018 totaled $3.3 million, which was virtually unchanged compared to the second quarter of 2018. Increases in service fees and charges were offset by decreases in bankcard fees and the additional writedown of a closed branch location.

Noninterest Expense

Noninterest expense for the third quarter of 2018 totaled $15.7 million, a decrease of $625,000, or 4%, compared to the second quarter of 2018. The decrease resulted primarily from the absence of merger-related expenses in the third quarter. Such expenses totaled $1.1 million in the second quarter.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	September 30, 2017
Reported noninterest expense	$15,696	$16,322	$11,341
Less: Merger-related expenses	-	1,132	247
Non-GAAP noninterest expense	$15,696	$15,190	$11,094

Reported net income	$8,262	$7,776	$4,090
Add: Merger-related expenses, net tax	-	894	225
Non-GAAP net income	$8,262	$8,670	$4,315

Diluted EPS	$0.89	$0.84	$0.56
Add: Merger-related expenses, net tax	-	0.09	0.03
Non-GAAP diluted EPS	$0.89	$0.93	$0.59

Reported net income	$8,262	$7,776	$4,090
Add: CDI amortization, net tax	355	359	110
Non-GAAP tangible income	$8,617	$8,135	$4,200

Total Assets	$2,140,530	$2,159,976	$1,587,362
Less: Intangible assets	66,493	67,035	12,234
Non-GAAP tangible assets	$2,074,037	$2,092,941	$1,575,128

Total shareholders' equity	$295,688	$289,361	$192,625
Less: Intangible assets	66,493	67,035	12,234
Non-GAAP tangible shareholders' equity	$229,195	$222,326	$180,391

Originated loans	$1,042,198	$987,642	$928,770
Acquired loans	590,821	638,037	298,623
Total loans	$1,633,019	$1,625,679	$1,227,393

Originated allowance for loan losses	$14,392	$13,828	$13,040
Acquired allowance for loan losses	1,351	1,145	384
Total allowance for loan losses	$15,743	$14,973	$13,424

Return on average assets	1.53%	1.44%	1.04%
Add: Merger-related expenses, net tax	-	0.17	0.06
Adjusted return on average assets	1.53%	1.61%	1.10%

Return on average equity	11.17%	10.89%	8.54%
Add: Intangible assets	3.92	4.00	0.83
Non-GAAP return on tangible common equity	15.09%	14.89%	9.37%

Return on average equity	11.17%	10.89%	8.54%
Add: Merger-related expenses, net tax	-	1.25	0.47
Adjusted return on average equity	11.17	12.14	9.01
Add: Average intangible assets	3.92	4.38	0.86
Adjusted return on average tangible common equity	15.09%	16.52%	9.87%

Common equity ratio	13.81%	13.40%	12.13%
Less: Intangible assets	2.76	2.78	0.68
Non-GAAP tangible common equity ratio	11.05%	10.62%	11.45%

Efficiency ratio	58.46%	61.17%	62.14%
Less: Merger-related expenses	-	4.24	1.35
Adjusted efficiency ratio	58.46%	56.93%	60.79%

Book value per share	$31.19	$30.66	$25.99
Less: Intangible assets	7.01	7.10	1.65
Non-GAAP tangible book value per share	$24.18	$23.56	$24.34

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2017, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,	%	September 30,	June 30,
(dollars in thousands)	2018	2017	Change	2017	2018
Assets
Cash and cash equivalents	$ 61,724	$ 150,418	(59)%	$ 51,626	$ 80,489
Interest-bearing deposits in banks	1,184	2,421	(51)	1,191	1,429
Investment securities available for sale, at fair value	258,948	234,993	10	202,196	264,259
Investment securities held to maturity	10,942	13,034	(16)	13,118	12,869
Mortgage loans held for sale	3,470	5,873	(41)	5,617	9,711
Loans, net of unearned income	1,633,019	1,657,795	(1)	1,227,393	1,625,679
Allowance for loan losses	(15,743)	(14,807)	6	(13,424)	(14,973)
Total loans, net of allowance for loan losses	1,617,276	1,642,988	(2)	1,213,969	1,610,706
Office properties and equipment, net	45,758	45,605	-	38,700	45,192
Cash surrender value of bank-owned life insurance	29,394	28,904	2	20,510	29,228
Goodwill and core deposit intangibles	66,493	68,033	(2)	12,234	67,035
Accrued interest receivable and other assets	45,341	35,852	26	28,201	39,058
Total Assets	$ 2,140,530	$ 2,228,121	(4)	$ 1,587,362	$ 2,159,976

Liabilities
Deposits	$ 1,771,312	$ 1,866,227	(5)%	$ 1,319,713	$ 1,788,545
Federal Home Loan Bank advances	59,577	71,825	(17)	64,804	69,974
Accrued interest payable and other liabilities	13,953	12,198	14	10,220	12,096
Total Liabilities	1,844,842	1,950,250	(5)	1,394,737	1,870,615

Shareholders' Equity
Common stock	95	94	1%	74	94
Additional paid-in capital	167,942	165,341	2	81,376	166,897
Common stock acquired by benefit plans	(3,648)	(3,922)	(7)	(4,034)	(3,737)
Retained earnings	135,848	117,313	16	115,130	129,645
Accumulated other comprehensive income	(4,549)	(955)	(376)	79	(3,538)
Total Shareholders' Equity	295,688	277,871	6	192,625	289,361
Total Liabilities and Shareholders' Equity	$ 2,140,530	$ 2,228,121	(4)	$ 1,587,362	$ 2,159,976

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Nine Months Ended
	September 30,		%	September 30,		%
(dollars in thousands except per share data)	2018	2017	Change	2018	2017	Change
Interest Income
Loans, including fees	$ 24,118	$ 16,336	48%	$ 70,449	$ 48,747	45%
Investment securities	1,694	1,135	49	4,898	3,278	49
Other investments and deposits	297	194	53	1,063	403	164
Total interest income	26,109	17,665	48	76,410	52,428	46

Interest Expense
Deposits	2,312	1,396	66%	6,141	3,538	74%
Federal Home Loan Bank advances	287	313	(8)	916	1,067	(14)
Total interest expense	2,599	1,709	52	7,057	4,605	53
Net interest income	23,510	15,956	47	69,353	47,823	45
Provision for loan losses	786	660	19	2,331	1,117	109
Net interest income after provision for loan losses	22,724	15,296	49	67,022	46,706	43

Noninterest Income
Service fees and charges	1,638	1,056	55%	4,812	2,983	61%
Bank card fees	1,110	718	55	3,405	2,168	57
Gain on sale of loans, net	206	303	(32)	614	919	(33)
Income from bank-owned life insurance	166	121	37	490	361	36
Gain (loss) on the closure or sale of assets, net	(68)	(43)	(58)	77	(147)	152
Other income	289	138	109	768	999	(23)
Total noninterest income	3,341	2,293	46	10,166	7,283	40

Noninterest Expense
Compensation and benefits	9,328	7,062	32%	27,492	20,730	33%
Occupancy	1,661	1,219	36	5,056	3,711	36
Marketing and advertising	286	287	-	852	802	6
Data processing and communication	1,804	928	94	5,827	3,076	89
Professional fees	265	407	(35)	856	819	5
Forms, printing and supplies	180	119	51	811	410	98
Franchise and shares tax	362	193	88	1,091	587	86
Regulatory fees	455	317	44	1,177	952	24
Foreclosed assets, net	58	(70)	183	247	(230)	207
Other expenses	1,297	879	48	4,199	2,565	64
Total noninterest expense	15,696	11,341	38	47,608	33,422	42
Income before income tax expense	10,369	6,248	66	29,580	20,567	44
Income tax expense	2,107	2,158	(2)	6,079	6,985	(13)
Net income	$ 8,262	$ 4,090	102	$ 23,501	$ 13,582	73

Earnings per share - basic	$ 0.91	$ 0.58	57%	$ 2.60	$ 1.95	33%
Earnings per share - diluted	$ 0.89	$ 0.56	59	$ 2.53	$ 1.88	35

Cash dividends declared per common share	$ 0.19	$ 0.14	36%	$ 0.51	$ 0.41	24%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	September 30,		%	Months Ended	%
	2018	2017	Change	June 30, 2018	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 26,109	$ 17,665	48%	$ 25,575	2%
Total interest expense	2,599	1,709	52	2,238	16
Net interest income	23,510	15,956	47	23,337	1
Provision for loan losses	786	660	19	581	35
Total noninterest income	3,341	2,293	46	3,344	-
Total noninterest expense	15,696	11,341	38	16,322	(4)
Income tax expense	2,107	2,158	(2)	2,002	5
Net income	$ 8,262	$ 4,090	102	$ 7,776	6

AVERAGE BALANCE SHEET DATA
Total assets	$ 2,137,422	$ 1,573,668	36%	$ 2,164,664	(1)%
Total interest-earning assets	1,957,951	1,473,743	33	1,981,710	(1)
Total loans	1,631,839	1,215,985	34	1,634,310	-
Total interest-bearing deposits	1,330,227	1,024,163	30	1,347,046	(1)
Total interest-bearing liabilities	1,394,436	1,090,793	28	1,417,322	(2)
Total deposits	1,775,846	1,308,388	36	1,804,376	(2)
Total shareholders' equity	293,367	191,608	53	286,482	2

SELECTED RATIOS (1)
Return on average assets	1.53%	1.04%	47%	1.44%	6%
Return on average equity	11.17	8.54	31	10.89	3
Common equity ratio	13.81	12.13	14	13.40	3
Efficiency ratio (2)	58.46	62.14	(6)	61.17	(4)
Average equity to average assets	13.73	12.18	13	13.23	4
Tier 1 leverage capital ratio(3)	10.73	10.66	1	10.16	6
Total risk-based capital ratio(3)	14.90	15.21	(2)	14.52	3
Net interest margin (4)	4.74	4.29	10	4.69	1

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio(5)	11.05%	11.45%	(3)%	10.62%	4%
Return on average tangible common equity(6)	15.09	9.37	61	14.89	1
Adjusted return on average assets (7)	1.53	1.10	39	1.61	(5)
Adjusted return on average equity (7)	11.17	9.01	24	12.14	(8)
Adjusted efficiency ratio (7)	58.46	60.79	(4)	56.93	3
Adjusted return on average tangible common equity (7)	15.09	9.87	53	16.52	(9)

PER SHARE DATA
Earnings per share - basic	$ 0.91	$ 0.58	57	$ 0.86	6%
Earnings per share - diluted	0.89	0.56	59	0.84	6
Adjusted earnings per share - diluted (8)	0.89	0.59	51	0.93	(4)
Book value at period end	31.19	25.99	20	30.66	2
Tangible book value at period end	24.18	24.34	(1)	23.56	3
Shares outstanding at period end	9,479,611	7,412,234	28%	9,437,654	-
Weighted average shares outstanding
Basic	9,098,206	7,006,513	30%	9,047,753	1%
Diluted	9,321,360	7,281,164	28	9,299,360	-
______________________________________________
(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Estimated capital ratios are end of period ratios for the Bank only.
(4)

Net interest margin represents net interest income as a percentage of average interest-earning assets.  Taxable equivalent yields are calculated using a marginal tax rate of 21% for 2018 and 35% for 2017.

(5)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)

Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common  shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

(7)	Adjusted ratios eliminate merger-related expenses in the calculation. See "Non-GAAP Reconciliation" for additional information.
(8)	Adjusted diluted EPS eliminates merger-related expenses in the calculation. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	September 30, 2018			June 30, 2018			September 30, 2017
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans (2)	$ 5,070	$ 15,805	$ 20,875	$ 3,696	$ 18,548	$ 22,244	$ 1,220	$ 16,481	$ 17,701
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	5,070	15,805	20,875	3,696	18,548	22,244	1,220	16,481	17,701
Foreclosed assets	485	86	571	406	86	492	367	87	454
Total nonperforming assets	5,555	15,891	21,446	4,102	18,634	22,736	1,587	16,568	18,155
Performing troubled debt restructurings	288	1,338	1,626	1,054	2,717	3,771	2,928	999	3,927
Total nonperforming assets and troubled debt restructurings	$ 5,843	$ 17,229	$ 23,072	$ 5,156	$ 21,351	$ 26,507	$ 4,515	$ 17,567	$ 22,082

Nonperforming assets to total assets			1.00%			1.05%			1.14%
Nonperforming loans to total assets			0.98			1.03			1.12
Nonperforming loans to total loans			1.28			1.37			1.44
Allowance for loan losses to nonperforming assets			73.41			65.85			73.94
Allowance for loan losses to nonperforming loans			75.42			67.31			75.84
Allowance for loan losses to total loans			0.96			0.92			1.09

Year-to-date loan charge-offs			$ 1,564			$ 1,545			$ 430
Year-to-date loan recoveries			169			166			226
Year-to-date net loan charge-offs			$ 1,395			$ 1,379			$ 204
Annualized YTD net loan charge-offs to average loans			0.11%			0.17%			0.02%

______________________________________________
(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $9.0 million, $10.4 million and $8.9 million at September 30, 2018, June 30, 2018 and September 30, 2017, respectively. Acquired restructured loans placed on nonaccrual totaled $868,000, $949,000 and $457,000 at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960